UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 19, 2010

PRIMEDIA Inc.
(Exact Name of Registrant as Specified in Charter)

3585 Engineering Drive, Norcross, Georgia 30092
(Address of Principal Executive Offices)

Delaware	1-11106	13-3647573
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Registrant’s telephone number, including area code	678-421-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 19, 2010, PRIMEDIA Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders in Norcross, Georgia, at which the matters described below were submitted to a vote of the stockholders.

(a)  On the matter of the election of ten directors for a term expiring in 2011, the vote was:

	Votes For	Votes Withheld	Broker Non-Votes

David A. Bell	38,403,964	1,540,795	2,038,396

Beverly C. Chell	32,261,893	7,682,866	2,038,396

Daniel T. Ciporin	38,623,768	1,320,991	2,038,396

Meyer Feldberg	38,345,978	1,598,781	2,038,396

Perry Golkin	32,217,529	7,727,230	2,038,396

H. John Greeniaus	38,534,741	1,410,018	2,038,396

Dean B. Nelson	32,943,187	7,001,572	2,038,396

Kevin J. Smith	38,623,765	1,320,994	2,038,396

Charles J. Stubbs	33,020,623	6,924,136	2,038,396

Thomas C. Uger	32,515,855	7,428,904	2,038,396

(b)  On the matter of the proposal ratifying the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2010, the vote was:

Votes For	Votes Against	Votes Abstained
39,522,891	2,423,973	36,291

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMEDIA INC.

Dated: May 20, 2010
	By:	/s/ KEITH L. BELKNAP
	Name:	Keith L. Belknap
	Title:	Senior Vice President, General Counsel and Secretary